UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2013

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:(412) 442-8200

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Shareholders of Matthews International Corporation was held on February 21, 2013.  A total of 27,674,765 shares of Class A Common Stock were eligible to vote at such meeting.

The matters voted upon at such meeting were as follows:

1.   Election of Directors:

The following individuals were nominated for election to the Board of Directors for a term expiring at the Annual Meeting of Shareholders in the year indicated.

Nominee	Term Expiration	Votes For	Votes Withheld	Broker Non Votes
Alvaro Garcia-Tunon	2016	21,874,392	1,014,748	2,087,602
John P. O’Leary, Jr.	2016	21,935,613	953,527	2,087,602
Jerry R. Whitaker	2016	22,224,634	664,506	2,087,602

The nominations were made by the Board of Directors and no other nominations were made by any shareholder.  The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

The terms of the following additional directors continued after the meeting:  J.C. Bartolacci, G.S. Babe, K.E. Dietze, M.K. O’Brien and J.D. Turner.

2.	Adoption of Matthews International Corporation 2012 Equity Incentive Plan:

The shareholders voted to ratify the adoption of the 2012 Equity Incentive Plan adopted by the Company’s Board of Directors on November 15, 2012.

Votes For	Votes Against	Votes Abstained	Broker Non Votes
17,672,080	4,747,476	469,584	2,087,602

3.	Selection of Auditors:

The shareholders voted to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants to audit the records of the Company for the fiscal year ending September 30, 2013.

Votes For	Votes Against	Votes Abstained	Broker Non Votes
24,411,175	544,119	21,448	0

4.	Advisory (non-binding) vote on the executive compensation of the Company’s named executive officers:

The shareholders voted in favor of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in the 2013 proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non Votes
19,422,888	2,513,636	952,616	2,087,602

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 MATTHEWS INTERNATIONAL CORPORATION
                                                                 (Registrant)

                                                                By  Steven F. Nicola
                                                                 ----------------------------------
                                                                Steven F. Nicola
                                                                Chief Financial Officer, Secretary and Treasurer

Date: February 26, 2013